Exhibit 10.4

MARZENA KARCZEWSKA
Via dei Partigiani 67
55049 Viareggio
Lucca

GIORGIO MENDELLA
Via dei Partigiani 67
55049 Viareggio
Lucca

The undersigned Giorgio Mendella, born in Monza on 02/03/1953, an Italian citizen residing in Viareggio at Via dei Partigiani 67 with tax code MNDGRG53C02F704L; and Marzena Karczewska, an Italian citizen born in Stettino (Poland), residing in Viareggio at Via dei Partigiani 67 with tax code KRCMZN68M59Z127B;

having acknowledged that;

01)  Mr Nerio Montesel, holder of 100% of the Class A shares of the company GHOST TECHNOLOGY Inc. of Miami, Florida, USA (formerly IAEG Inc.); as fully identified from SEC documentation with the ticker code GHST on the OCT market in the United States; has fulfilled the obligations which were verbally assumed in January 2008 in the context of the preliminary agreements to execute what is contained in this deed, stated specifically as follows:

01 a) The company IAEG Inc. has changed its name to Ghost Technology Inc.

01 b) Mr Montesel has worked to ensure that Ghost Technology Inc. issues 100 million new ordinary shares and registers them in the name of the parties indicated by Mrs Marzena Karczewska, her co-holders in the Italian patent known as DEFENDER, extended to the United States with the claim of 30/07/2003 Atty. Docket No.7106 confirmation No.6021; as well as in the name of her co-owner in the ownership of Italian patent claim  BO2007A000708, extended to another 120 countries with the claim referred to in International Application PCT/IB2008/002823 of 22/10/2008

01 c) That the shares referred to in point 01 b) have been issued and delivered to the beneficiaries Having acknowledged the above

a) Mrs Marzena Karczewska proposes to irreversibly and permanently assign to GHOST TECHNOLOGY Inc., for the UNITED STATES only, ownership of the Italian patent known as DEFENDER, relating solely to the patent’s extension to the United States implemented with the claim of 30/07/2003 Atty. Docket No.7106 confirmation No.6021, thereby also committing her co-owners in the patent since she is herself the complete, free and sole signatory, as certified by notarial deeds which the parties acknowledge their awareness of. The patent claim is assigned solely in relation to the UNITED STATES in fact and in law under its current conditions, and without this implying that Mrs Marzena Karczewska could be held in any way accountable for the final outcome of the claim itself.

b) Mrs Marzena Karczewska and Mr Giorgio Mendella propose to permanently assign to GHOST TECHNOLOGY Inc., solely for the UNITED STATES, CANADA and MEXICO, the ownership of Italian patent claim BO2007A000708, in relation solely to its extension to the United States, Canada and Mexico implemented with the claim referred to in International Application PCT/1B2008/002823 of 22/10/2008. The patent claim is being assigned solely in relation to the UNITED STATES, CANADA and MEXICO in fact and in law under its current conditions, and without this implying that Mrs Marzena Karczewska and/or Mr Giorgio Mendella could be held in any way accountable for the final outcome of the claim itself.

c) The assignment of the partial ownership of the patents referred to in points a) and b) is intended to relate solely to the part therein which refers to the UNITED STATES for point a) and solely to the UNITED STATES, CANADA and MEXICO for point b), with all ownership and/or exploitation rights in any nations other than those expressly indicated in points a) and b) remaining under the absolute, complete and free ownership of the current owners.

d) This assignment is subordinate to the obligation of the company Ghost Technology Inc. to exploit the patents referred to in points a) and b) by implementing and managing the equipment relating to the aforesaid patents through the suppliers and technical structures which shall be indicated by Mrs Marzena Karczewska, except where these parties decline the request insofar as they are not able to do this, in which case GHOST TECHNOLOGY Inc. may proceed to entrust this task and function to other parties. The parties agree that GHOST TECHNOLOGY must provide Mrs Karczewska or whoever is indicated by her, with all financial means necessary to fulfil any possible requests for the technical and managerial organisation referred to in this point. In the event that the patent(s) is or are assigned, Ghost Technology Inc. must also transfer the obligations referred to in this point to the assignee.

e) At a separate session within 180 days of the date of this deed, the parties shall agree the procedures and timeframes granted for any requests of a technical nature that GHOST TECHNOLOGY Inc. shall consider it appropriate to show Mrs Marzena Karczewska, with the purpose of triggering the technical and commercial exploitation of the patents which she is currently the owner of for the United States, Canada and Mexico, and shall also agree the implementation costs and timeframes.

f) No amount is due to Mrs Marzena Karczewska or Mr Giorgio Mendella as a result of the assignment of ownership for the United States, Canada and Mexico of the patents referred to in this deed and under the terms and conditions specified in this deed. From now on, Mrs Marzena Karczewska and Mr Giorgio Mendella permanently renounce any claim whatsoever along such lines, even in the future, by stating that their interest is made specific in their role as suppliers of systems and technologies which shall be necessary for the company to commercially exploit the patent claims which are subject to partial assignment in this deed.

g) This deed must be translated into English and published on the publication “forms” which listed companies are required to file with the USA OTC market.

Piacenza 20/11/2008
Giorgio Mendella
Marzena Karczewska

INDEX NO.   S.855
CERTIFIED BY SIGNATURE
THE ITALIAN REPUBLIC

-  I, Mr MARZIO VILLARI, undersigned below, a Notary in Seravezza inscribed on the rolls of the District of Lucca, with a practice at Via Don Minzoni 175, certify that I have witnessed the signature of the following parties:

Giorgio Mendella, born in Monza (Milan province) on the second of March nineteen fifty three, with domicile (including for tax purposes) in Viareggio (Lucca province), Via dei Partigiani, street number 67, Tax Code: MND GRG 53C02 F704L,

Marzena Karczewska, an Italian citizen, born in Stettino – Poland (EE) on the nineteenth of August nineteen seventy eight, with domicile (including for tax purposes) in Viareggio (Lucca province), Via dei Partigiani, street number 67, Tax Code KRC MZN 68M59 Z127B,

-  both of whom have satisfied me, as a Notary, of their personal identity.
Seravezza, Via Don Minzoni, 175, on the twenty second of December two thousand and eight.